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                                    DELAWARE

                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "ML GLOBAL HORIZONS L.P.", CHANGING ITS NAME FROM "ML GLOBAL HORIZONS L.P." TO "GLOBAL HORIZONS I L.P.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JANUARY, A.D. 2005, AT 4:29 O'CLOCK P.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID RESTATED CERTIFICATE IS THE FIFTEENTH DAY OF JANUARY, A.D. 2005.


                      [SEAL]            /s/ Harriet Smith Windsor
                                        ----------------------------------------
                                        Harriet Smith Windsor Secretary of State
2335876 8100                            AUTHENTICATION: 3620327

050032564                                               DATE: 01-14-05

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                                                        STATE OF DELAWARE
                                                        SECRETARY OF STATE
                                                     DIVISION OF CORPORATION
                                                   DELIVERED 04:35 PM 01/13/2005
                                                     FILED 04:29 PM 01/13/2005
                                                    SRV 050032564 - 2335876 FILE

                              AMENDED AND RESTATED
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                             ML GLOBAL HORIZONS L.P.

          This Amended and Restated Certificate of Limited Partnership of ML Global Horizons L.P. (the "Partnership"), dated as of the 13th day of January, 2005 has been duly executed and is being filed by the undersigned in accordance with the provisions of 6 DEL.C. Section 17-210, to amend and restate the original Certificate of Limited Partnership, which was filed on May 11, 1993 with the Secretary of State of the State of Delaware (the "Certificate"), to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 DEL.C. Section 17-101, ET SEQ.).

          The Certificate is hereby amended and restated in its entirety to read as follows:

          1. NAME. The name of the limited partnership formed and continued hereby is Global Horizons I L.P.

          2. REGISTERED OFFICE. The address of the registered office of the Partnership is the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Centre, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          3. REGISTERED AGENT. The name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          4. GENERAL PARTNER. The name and the business address of the general partner of the Partnership is:

               Merrill Lynch Investment Managers, LLC
               800 Scudders Mill Road
               Plainsboro, NJ 08536

          5. EFFECTIVE DATE. The future effective date of the amended and restated certificate of limited partnership is January 15, 2005.

     IN WITNESS WHEREOF, the undersigned general partner has duly executed this Amended and Restated Certificate of Limited Partnership as of the date and year first aforesaid.

                                     MERRILL LYNCH INVESTMENT MANAGERS, LLC


                                     By:  /s/ Vinay Mendiratta
                                        ----------------------------
                                          Vinay Mendiratta
                                          Authorized Person